Exhibit 4.1

DESCRIPTION OF CAPITAL STOCK

The following description of capital stock of Knightscope, Inc. (the “Company,” “we,” “us” and “our”) summarizes certain provisions of our Amended and Restated Certificate of Incorporation (the “certificate of incorporation”) and our Bylaws (the “bylaws”). The description is intended as a summary, and is qualified in its entirety by reference to our certificate of incorporation and our bylaws, copies of which have been filed as Exhibits 3.1 and 3.2, respectively, to this Annual Report on Form 10-K.

Authorized Capital Stock

Our authorized capital stock consists of 187,405,324 shares, consisting of: (i) 114,000,000 shares of Class A Common Stock, $0.001 par value per share; (ii) 30,000,000 shares of Class B Common Stock, $0.001 par value per share; and (iii) 43,405,324 shares of Preferred Stock, $0.001 par value per share, consisting of (A) 8,936,015 shares designated as Series A Preferred Stock, (B) 4,707,501 shares designated as Series B Preferred Stock, (C) 6,666,666 shares designated as Series m Preferred Stock, (D) 333,334 shares designated as Series m-1 Preferred Stock, (E) 1,660,756 shares designated as Series m-2 Preferred Stock, (F) 3,490,658 shares designated as Series m-3 Preferred Stock, (G) 4,502,061 shares designated as Series m-4 Preferred Stock, and (H) 13,108,333 shares designated as Series S Preferred Stock.

Common Stock

We have two authorized classes of common stock, Class A Common Stock and Class B Common Stock. Outstanding shares of Preferred Stock are convertible into shares of either Class A Common Stock or Class B Common Stock, with (A) the Series A Preferred Stock, the Series B Preferred Stock and the Series m-2 Preferred Stock (collectively, the “Super Voting Preferred Stock”) convertible into shares of Class B Common Stock, and (B) the Series m Preferred Stock, the Series m-1 Preferred Stock, the Series m-3 Preferred Stock, the Series m-4 Preferred Stock and the Series S Preferred Stock (collectively, the “Ordinary Preferred Stock”) convertible into shares of Class A Common Stock. The Class B Common Stock is convertible into shares of Class A Common Stock as described below.

Voting Rights

Each holder of Class B Common Stock shall be entitled to ten (10) votes for each share of Class B Common Stock held by such holder as of the applicable record date. Each holder of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held by such holder as of the applicable record date. Except as otherwise expressly provided in the certificate of incorporation or by applicable law, the holders of Class A Common Stock and the holders of Class B Common Stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the written consent of the stockholders of the Company.

Each holder of Preferred Stock shall be entitled to the number of votes equal to the number of votes to which each share of Common Stock is entitled for each such share of Common Stock into which such Preferred Stock could then be converted. The holders of shares of the Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote. Holders of Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted), shall be disregarded.

Except as otherwise expressly provided in the certificate of incorporation or as required by law, the holders of Preferred Stock, the holders of Class A Common Stock and the holders of Class B Common Stock shall vote together and not as separate classes, and there shall be no series voting.

Dividend Rights

Holders of the Company’s common stock are entitled to receive dividends, as may be declared from time to time by the board of directors out of legally available funds and only following payment to holders of the

Company’s Preferred Stock, as detailed in the certificate of incorporation. Following payment of dividends to the holders of Preferred Stock in accordance with the preferential order set out in the certificate of incorporation, including the Series S Preferred Stock, any additional dividends set aside or paid in a given year, shall be set aside and paid among the holders of the Preferred Stock and common stock on an as-converted basis. The rights to dividends are not cumulative.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all debts and other liabilities of the Company and only after the satisfaction of any liquidation preferences granted to the holders of all shares of the outstanding Preferred Stock in accordance with the liquidation stack provided for in the certificate of incorporation of the Company.

Rights and Preferences

Holders of the Company’s common stock have no preemptive, conversion, or other rights, and there are no redemptive or sinking fund provisions applicable to the Company’s common stock, except that holders of the Class B Common Stock may convert their shares into shares of Class A Common Stock.

Conversion Rights

Each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock upon any transfer of such shares other than for tax planning purposes and certain other limited exceptions, as outlined in the certificate of incorporation.

Each share of Class B Common Stock shall be convertible into one share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Company’s transfer agent.

Ordinary Preferred Stock

The Company has authorized the issuance of the Series m Preferred Stock, the Series m-1 Preferred Stock, the Series m-3 Preferred Stock, the Series m-4 Preferred Stock and the Series S Preferred Stock (the “Ordinary Preferred Stock”), which contain substantially similar rights, preferences, and privileges, as other series of Preferred Stock, except as described below.

Conversion Rights

Shares of Ordinary Preferred Stock are convertible, at the option of the holder, at any time, into fully-paid nonassessable shares of the Company’s Class A Common Stock at the then-applicable conversion rate. The conversion rate is subject to anti-dilution protective provisions that will be applied to adjust the number of shares of Class A Common Stock issuable upon conversion of the shares of the respective series of Preferred Stock, except Series m-3 Preferred Stock and Series m-4 Preferred Stock, in case shares of common stock, on an as converted basis, are issued for a price per share below the price per share of the relevant series of Preferred Stock, subject to customary exceptions, in accordance with the certificate of incorporation.

The initial conversion rate for the conversion of the Series m Preferred Stock and Series S Preferred Stock was 1:1, which conversion rate will continue to be adjusted pursuant to the broad-based weighted average anti-dilution adjustment provisions provided for in the certificate of incorporation.

Additionally, each share of Preferred Stock will automatically convert into Class A Common Stock or Class B Common Stock, as applicable, (i) immediately prior to the closing of a firm commitment underwritten public offering, registered under the Securities Act, (ii) with respect to Preferred Stock other than the Series m-4 Preferred Stock, upon the receipt by the Company of a written request for such conversion from the holders of a majority of the Preferred Stock other than the Series m-4 Preferred Stock then outstanding, or (iii) with respect to the Series m-4 Preferred Stock, upon the receipt by the Company of a written request for such conversion from the holders of a majority of the Series m-4 Preferred Stock then outstanding. The stock will convert in the same manner as a voluntary conversion.

Voting Rights

Each holder of Ordinary Preferred Stock is entitled to that number of votes equal to one vote per share of Class A Common Stock into which such shares are convertible, as adjusted as discussed above for the Series m Preferred Stock and Series S Preferred Stock. Fractional votes are not permitted and if the conversion results in a fractional share, it will be disregarded. Holders of Ordinary Preferred Stock are entitled to vote on all matters submitted to a vote of the stockholders, including the election of directors, as a single class with the holders of common stock.

In connection with the Convertible Note Financing, William Santana Li, the Chief Executive Officer, was granted a voting proxy to vote substantially all of the shares of the Company’s Series m-4 Preferred Stock, and the stock issued upon the conversion of warrants to purchase shares of the Company’s Series m-3 Preferred Stock and upon the conversion of warrants to purchase shares of the Company’s Series S Preferred Stock, and the stock issuable upon conversion of the convertible promissory notes issued as part of the Convertible Note Financing, in each case to the extent that such shares are held by participants in the Convertible Note Financing (the “Voting Proxy”).

Dividend Rights

Holders of Series m-4 Preferred Stock are entitled to receive cumulative dividends payable semi-annually in arrears with respect to each dividend period ending on and including the last calendar day of each six-month period ending March 31 and September 30, respectively (each such period, a “Dividend Period” and each such date, a “Dividend Payment Date”), at the rate per share of Series m-4 Preferred Stock equal to the Dividend Rate for the Series m-4 Preferred Stock, in each case subject to compliance with applicable law. Dividends to holders of Series m-4 Preferred Stock are paid in kind as a dividend of additional shares of Series m-4 Preferred Stock (“PIK Dividends”) for each Dividend Period on the applicable Dividend Payment Date using a price per share equal to the original issue price, provided that the Company shall not issue any fractional shares of Series m-4 Preferred Stock.

Except as described above, the Company has no obligation to pay any dividends to the holders of Series m-4 Preferred Stock, except when, as and if declared by the board of directors out of any assets at the time legally available therefor or as otherwise specifically provided in the certificate of incorporation. No distribution will be made with respect to the Series S Preferred Stock, the Series B Preferred Stock, the Series m Preferred Stock, the Series m-1 Preferred Stock, the Series m-2 Preferred Stock, Series A Preferred Stock, Series m-3 Preferred Stock or the Common Stock until all declared or accrued but unpaid dividends on the Series m-4 Preferred Stock have been paid or set aside for payment to the Series m-4 Preferred Stockholders.

Right to Receive Liquidation Distributions

In the event of any Liquidation Event, as defined in the certificate of incorporation (which includes the liquidation, dissolution, merger, acquisition or winding up of the Company), the holders of the Series m-4 Preferred Stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series S Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series m Preferred Stock, Series m-1 Preferred Stock, Series m-2 Preferred Stock, Series m-3 Preferred Stock or Common Stock by reason of their ownership of such stock, an amount per share for each share of Series m-4 Preferred Stock held by them equal to the greater of (A): the sum of (i) the Liquidation Preference specified for such share of Series m-4 Preferred Stock, and (ii) all accrued but unpaid PIK Dividends (if any) on such share of Series m-4 Preferred Stock, whether or not declared, or (B) the consideration that such Holder would receive in the Liquidation Event if all shares of Series m-4 Preferred Stock were converted to Class A Common Stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series m-4 Preferred Stock, where for purposes of (B) such Holder is deemed to hold, in addition to each of its shares of Series m-4 Preferred Stock, any additional shares of Series m-4 Preferred Stock that constitute all accrued but unpaid PIK Dividends, whether or not declared. If upon the Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series m-4 Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series m-4 Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive. The Series m-4 Preferred Stock has a $7 per share liquidation preference, which is 2x its original issue price.

The holders of the Series S Preferred Stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series m Preferred Stock, Series m-1 Preferred Stock, Series m-2 Preferred Stock, Series m-3 Preferred Stock or Common Stock by reason of their ownership of such stock, an amount per share for each share of Series S Preferred Stock held by them equal to the greater of (A): the sum of (i) the Liquidation Preference specified for such share of Series S Preferred Stock, and (ii) all declared but unpaid dividends (if any) on such share of Series S Preferred Stock, or (B) the amount such Holder would receive if all shares of Series S Preferred Stock were converted to Common Stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series S Preferred Stock. If upon the Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series S Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series S Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive.

The holders of the Series B Preferred Stock, the Series m Preferred Stock, the Series m-1 Preferred Stock and the Series m-2 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series A Preferred Stock, Series m-3 Preferred Stock or Common Stock by reason of their ownership of such stock, an amount per share for each share of Series B Preferred Stock, the Series m Preferred Stock, the Series m-1 Preferred Stock and the Series m-2 Preferred Stock held by them equal to the greater of (A): the sum of (i) the Liquidation Preference specified for such share of Series B Preferred Stock, Series m Preferred Stock, Series m-1 Preferred Stock or Series m-2 Preferred Stock, as applicable, and (ii) all declared but unpaid dividends (if any) on such share of Series B Preferred Stock, Series m Preferred Stock, Series m-1 Preferred Stock or Series m-2 Preferred Stock, as applicable, or (B) the amount such Holder would receive if all shares of the applicable series of Preferred Stock were converted to Common Stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series B Preferred Stock, Series m Preferred Stock, Series m-1 Preferred Stock and Series m-2 Preferred Stock, voting together as a single class. If upon the Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series B Preferred Stock, the Series m Preferred Stock, the Series m-1 Preferred Stock and the Series m-2 Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series B Preferred Stock, the Series m Preferred Stock, the Series m-1 Preferred Stock and the Series m-2 Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive.

The holders of Series m-3 Preferred Stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Common Stock by reason of their ownership of such stock, an amount per share for each share of Series m-3 Preferred Stock held by them equal to the greater of (A): the sum of (i) the Liquidation Preference specified for such share of Series m-3 Preferred Stock and (ii) all declared but unpaid dividends (if any) on such share of Series m-3 Preferred Stock, or (B) the amount such Holder would receive if all shares of Series m-3 Preferred Stock were converted to Common Stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series m-3 Preferred Stock. If upon a Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series m-3 Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series m-3 Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive.

After payment of all liquidation preferences to the holders of the Preferred Stock, as outlined below, all remaining assets of the Company legally available for distribution shall be distributed pro rata to the holders of the common stock, without any participation in such liquidation by the Preferred Stock. The certificate of incorporation explicitly requires that before any shares of Preferred Stock are converted into common stock, the relevant holder’s right to liquidation preference be surrendered, in order to prevent treatment of shares as both Preferred Stock and common stock for the purpose of distributions of assets upon a Liquidation Event.

Super Voting Preferred Stock

The Company has authorized the issuance of three other series of Preferred Stock. The series are designated Series A Preferred Stock, Series B Preferred Stock and Series m-2 Preferred Stock (the “Super Voting Preferred Stock”). Each series of Super Voting Preferred Stock contains substantially similar rights, preferences, and privileges, except as described below.

Dividend Rights

In any calendar year, the holders of outstanding shares of Preferred Stock are entitled to receive dividends, when, as and if declared by the board of directors, out of any assets at the time legally available therefor, at the dividend rate specified for such shares of Preferred Stock payable in preference and priority to any declaration or payment of any distribution on Common Stock of the Company in such calendar year. Except dividends to Series m-4 Preferred Stock specified above, the right to receive dividends on shares of Preferred Stock is not cumulative, and no right to dividends shall accrue to holders of Preferred Stock by reason of the fact that dividends on said shares are not declared or paid.

No distributions shall be made with respect to the Series S Preferred Stock, the Series B Preferred Stock, the Series m Preferred Stock, the Series m-1 Preferred Stock, the Series m-2 Preferred Stock, Series A Preferred Stock or Series m-3 Preferred Stock unless dividends on the Series m-4 Preferred Stock have been declared in accordance with the preferences stated in the certificate of incorporation and all declared or accrued dividends on the Series m-4 Preferred Stock have been paid or set aside for payment to the Series m-4 Preferred Stock holders.

No distributions shall be made with respect to the Series B Preferred Stock, the Series m Preferred Stock, the Series m-1 Preferred Stock, the Series m-2 Preferred Stock, Series A Preferred Stock or Series m-3 Preferred Stock unless dividends on the Series S Preferred Stock have been declared in accordance with the preferences stated in the certificate of incorporation and all declared dividends on the Series S Preferred Stock have been paid or set aside for payment to the Series S Preferred Stock holders.

No distributions shall be made with respect to the Series A Preferred Stock or Series m-3 Preferred Stock unless dividends on the Series B Preferred Stock, the Series m Preferred Stock, the Series m-1 Preferred Stock and the Series m-2 Preferred Stock have been declared in accordance with the preferences stated in the certificate of incorporation and all declared dividends on the Series B Preferred Stock, the Series m Preferred Stock, the Series m-1 Preferred Stock and the Series m-2 Preferred Stock have been paid or set aside for payment to the Series B Preferred Stock holders, the Series m Preferred Stock holders, the Series m-1 Preferred Stock holders and the Series m-2 Preferred Stock holders, as applicable.

No Distributions shall be made with respect to the Series m-3 Preferred Stock unless dividends on the Series A Preferred Stock have been declared in accordance with the preferences stated in the certificate of incorporation and all declared dividends on the Series A Preferred Stock have been paid or set aside for payment to the Series A Preferred Stockholders.

No Distributions shall be made with respect to the Common Stock unless dividends on the Series m-3 Preferred Stock have been declared in accordance with the preferences stated in the certificate of incorporation and all declared dividends on the Series m-3 Preferred Stock have been paid or set aside for payment to the Series m-3 Preferred Stockholders.

Conversion Rights

Shares of Preferred Stock are convertible, at the option of the holder, at any time, into fully-paid nonassessable shares of the Company’s Class A Common Stock or Class B Common Stock at the then-applicable conversion rate. Any shares of Super Voting Preferred Stock shall be convertible to shares of the Company’s Class B Common Stock. Any share of Preferred Stock convertible to shares of Class B Common Stock that has been transferred for any reason other than for tax planning purposes and certain other limited exceptions, as outlined in the Company’s certificate of incorporation, shall become convertible into shares of Class A Common Stock. The conversion rate is subject to anti-dilution protective provisions that will be applied to adjust the number of shares of Class A Common Stock or Class B Common Stock, as applicable, issuable upon conversion of the shares of the respective series of Preferred Stock. At the date of this Offering Circular, the conversion rate for both the Series A Preferred Stock and the Series B Preferred Stock is one share of Class A Common Stock or Class B Common Stock, as applicable, per one share of Preferred Stock. The initial conversion rate for the conversion of the Series m-2 Preferred Stock initially was 1:1.

Additionally, each share of Preferred Stock will automatically convert into Class A Common Stock or Class B Common Stock, as applicable, (i) immediately prior to the closing of a firm commitment underwritten public offering, registered under the Securities Act, (ii) with respect to Preferred Stock other than the Series m-4 Preferred Stock, upon the receipt by the Company of a written request for such conversion from the holders of a majority of the Preferred Stock other than the Series m-4 Preferred Stock then outstanding (voting as a single class and on an as-converted basis), or (iii) with respect to the Series m-4 Preferred Stock, upon the receipt by the Company of a written request for such conversion from the holders of a majority of the Series m-4 Preferred Stock then outstanding. The stock will convert in the same manner as a voluntary conversion.

Voting Rights

Each holder of Preferred Stock is entitled to that number of votes equal to the number of votes of shares of Class A Common Stock or Class B Common Stock, as applicable, into which such shares are convertible. This means that holders of Super Voting Preferred Stock shall be entitled to ten votes for each share held. Fractional votes are not permitted and if the conversion results in a fractional share, it will be disregarded. Holders of Preferred Stock are entitled to vote on all matters submitted to a vote of the stockholders, including the election of directors, as a single class with the holders of common stock.

Preemptive Rights

The Company has granted one investor in its Series m-2 Preferred Stock financing the right to invest up to their pro rata share on a fully-diluted basis in the offerings of securities of the Company. The combined pro-rata rights of such stockholder at the date of this Offering Circular constitute less than 1% of the fully-diluted capitalization of the Company.

Right to Receive Liquidation Distribution

In the event of a Liquidation Event, the holders of the Series B Preferred Stock, the Series m Preferred Stock, the Series m-1 Preferred Stock and the Series m-2 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series A Preferred Stock, Series m-3 Preferred Stock or Common Stock by reason of their ownership of such stock, an amount per share for each share of Series B Preferred Stock, the Series m Preferred Stock, the Series m-1 Preferred Stock and the Series m-2 Preferred Stock held by them equal to the greater of: (A) the sum of (i) the Liquidation Preference specified for such share of Series B Preferred Stock, Series m Preferred Stock, Series m-1 Preferred Stock or Series m-2 Preferred Stock, as applicable, and (ii) all declared but unpaid dividends (if any) on such share of Series B Preferred Stock, Series m Preferred Stock, Series m-1 Preferred Stock or Series m-2 Preferred Stock, as applicable, or (B) the amount such Holder would receive if all shares of the applicable series of Preferred Stock were converted to Common Stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series B Preferred Stock, Series m Preferred Stock, Series m-1 Preferred Stock and Series m-2 Preferred Stock, voting together as a single class. If upon the Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series B Preferred Stock, the Series m Preferred

Stock, the Series m-1 Preferred Stock and the Series m-2 Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series B Preferred Stock, the Series m Preferred Stock, the Series m-1 Preferred Stock and the Series m-2 Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive.

The holders of Series A Preferred Stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Common Stock or Series m-3 Preferred Stock by reason of their ownership of such stock, an amount per share for each share of Series A Preferred Stock held by them equal to the greater of: (A) the sum of (i) the Liquidation Preference specified for such share of Series A Preferred Stock and (ii) all declared but unpaid dividends (if any) on such share of Series A Preferred Stock, or (B) the amount such Holder would receive if all shares of Series A Preferred Stock were converted to Common Stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series A Preferred Stock. If upon a Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series A Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive.

After payment of all liquidation preferences to the holders of Preferred Stock, as outlined above, all remaining assets of the Company legally available for distribution shall be distributed pro rata to the holders of the common stock, without any participation in such liquidation by the Preferred Stock.

The certificate of incorporation explicitly requires that before any shares of Preferred Stock are converted into common stock, the relevant holder’s right to liquidation preference be surrendered, in order to prevent treatment of shares as both preferred stock and common stock for the purpose of distributions of assets upon a Liquidation Event.